UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 18, 2009 (August 13, 2009)

Anthracite Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (212) 810-3333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.   Unregistered Sales of Equity Securities

On August 17, 2009, Anthracite Capital, Inc. (the “Company”) issued 5,000,000 shares of its common stock, par value $0.001 per share, in exchange for $15,000,000 aggregate principal amount of its 11.75% Convertible Senior Notes due 2027 with a holder of such notes pursuant to an exchange agreement entered into on August 14, 2009 between the Company and such holder.

On August 13, 2009, the Company agreed to issue 915,000 shares of its common stock in exchange for $3,000,000 aggregate principal amount of its 11.75% Convertible Senior Notes due 2027 with another holder of such notes pursuant to an exchange agreement with the holder.  The exchange is expected to settle on August 18, 2009.

In each of the above mentioned transactions, the shares of the Company’s common stock were or are expected to be issued in reliance upon the exemption set forth in Section 3(a)(9) of the Securities Act of 1933 for securities exchanged by the issuer and an existing security holder where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By: /s/ Richard M. Shea
Name:	Richard M. Shea
Title:	President and Chief Operating Officer

Dated:	August 18, 2009